INVENTORY SECURITY AGREEMENT

                                             New York, New York October 19, 1999

Rosenthal & Rosenthal, Inc.
1370 Broadway
New York, N. Y. 10018

Gentlemen:

We do hereby agree that the Factoring Agreement between us dated October 19, 1999, be and the same hereby is amended and supplemented by adding thereto the following clauses:

     We hereby pledge, assign, consign, transfer and set over to you, and you shall at all times have a continuing general lien upon, and we hereby grant you a continuing security interest in, all of our Inventory and the proceeds thereof. "Inventory" shall include but not be limited to raw materials, work in process, finished merchandise and all wrapping, packing and shipping materials, wheresoever located, now owned or hereafter acquired, presently existing or hereafter arising, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof. Upon your request, we will at any time and from time to time, at our expense, deliver such Inventory to you or such person as you may designate, cause the same to be stored in your name at such place as you may designate, deliver to you documents of title representing the same or otherwise evidence your security interest in such manner as you may require.

     The aforementioned pledge, assignment, consignment, transfer, lien and security interest shall secure any and all of the Obligations.

     We agree, at our expense, to keep all Inventory insured to the full value thereof against such risks and by policies of insurance issued by such companies as you may designate or approve, and the policies evidencing such insurance shall be duly endorsed in your favor with a long form lender's loss payable rider or such other document as you may designate and said policies shall be delivered to you. Should we fail for any reason to furnish you with such insurance, you shall have the right to effect the same and charge any costs in connection therewith to us. You shall have no risk, liability or responsibility in connection with payment or nonpayment of any loss, your sole obligation being to credit our account with the net proceeds of any such insurance payments received on account of any loss. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by us, and we agree that you, in your discretion, may effect such payment and charge the amount thereof to us. We further agree that except for the pledge, assignment, consignment, transfer, lien and security interest granted to you hereby and except for existing liens to be released, we shall not permit said Inventory to otherwise become liened or encumbered nor shall we grant any security interest therein to any other party. We shall not, without your written consent first obtained, remove or dispose of any of such Inventory except to bona fide purchasers thereof in the ordinary course of our business on orders first approved in writing by you. All such sales shall be reported to you promptly and the accounts or other proceeds thereof shall be subject to the security interests in your favor. Following a default in any of the Obligations as and when the same become due and during the continuance thereof you shall have the right at all times to the immediate possession of all Inventory and its products and proceeds. We shall make such Inventory and all our records pertaining thereto available to you for inspection at any reasonable business hours requested by you. You shall have the right, in your discretion, to pay any liens or claims upon said Inventory, including, but not limited to, warehouse charges, dyeing, finishing and processing charges, landlords' claims, etc. and the amount of any such payment shall be charged to our account and secured hereby. You shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as your agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at our sole risk.

     Prior to its sale to a bona fide purchaser in the ordinary course of business, Inventory shall at all times remain at our address specified below or at c/o Performance Team, 2550 Dominguez Dr., Dominguez Hills, CA 90220; c/o Loma Cargo, 29 Mack Drive, Edison, NJ 08817, c/o Gilbert West, 11821 E. Florence Ave., Santa Fe Springs, CA 90670; c/o Perfect Fit, 397 East 54th Street, Elmwood Park, NJ 07407; c/o Bonded Warehouse, 19400 S. Western Ave., Los Angeles, CA 90502; 2450 Palisades Center Dr., West Nyack, NY 10994; 1770 West Main St., Riverhead, NY 11901; 630 Old Country Road, Roosevelt Field Mall , garden City, NY 11530; 537 Monmouth Rd., Jackson, NJ 08527; Jersey garden Metro Mall, 651 Kapkowski Rd., Elizabeth, NJ 07201; Galleria mall, 100 Main St., White Plains, NY 10601 and shall not be removed therefrom without your prior written consent.

     Upon our default in the payment, performance or discharge of any of the Obligations as and when the same become



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due, or in the event of our insolvency, or if a receiver or trustee is appointed for our assets or affairs, or if we discontinue doing business, or if a petition in bankruptcy or for arrangement or reorganization is filed by or against us, or if we make an assignment for the benefit of our creditors, or suspend the operation of our business or commence the liquidation thereof, or make any offer of settlement, extension or composition with our creditors, or upon the appointment of a committee of our creditors or a liquidating agent for us, or the issuance of any attachment or execution against us, or the filing of a judgment or other lien against us, or upon our any default hereunder or under any other agreement between us, you shall have the right, upon reasonable notice to us, to sell all or any part of our Inventory, at public or private sale, or make other disposition thereof, at which sale or disposition you may be a purchaser. We agree that written notice sent to us by postpaid mail, at least ten days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Inventory is to be made, shall be deemed to be reasonable notice thereof. We do hereby waive all notice of any such sale or other intended disposition if said Inventory is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Upon the occurrence of any of the events referred to in the first sentence of this paragraph, you may require us to assemble all or any part of the Inventory and make it available to you at a place to be designated by you, which is reasonably convenient to both parties. In addition, you may peaceably, by your own means or with judicial assistance, enter our or any other premises and take possession of the Inventory and remove or dispose of it on our premises and we agree that we will not resist or interfere with any such action. We hereby expressly waive demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale. The net proceeds of any such public or private sale or other disposition as far as needed shall be applied toward the payment and discharge of any and all of the Obligations to you, together with all interest thereon and all reasonable costs, charges, expenses and disbursements in connection therewith, including the reasonable fees of your attorneys, rendering any surplus remaining to us, we, of course, to continue liable should there be any deficiency.

     This agreement is deemed made in the State of New York and is to be governed, interpreted and construed in accordance with the laws of the State of New York. No modification, waiver or discharge of this agreement shall be binding upon you unless in writing, signed and subscribed by you. If you should at any time fail to exercise any right or privilege hereunder, the same shall not constitute a waiver on your part of exercising any right or privilege at any subsequent time. If any taxes are imposed or if you shall be required to withhold or pay any tax because of any transactions between us, we agree to indemnify you and hold you harmless in respect thereto. It is agreed between us that trial by jury is hereby waived in any action, proceeding or counterclaim brought by either of us against the other on any matters whatsoever arising out of or in any way connected with this agreement or our relationship created hereby and we hereby consent to the jurisdiction of the Supreme Court of the State of New York for a determination of any dispute as to any such matters and authorize the service of process on us by registered mail sent to us at our address hereinbelow set forth.

     This agreement shall constitute a security agreement pursuant to the Uniform Commercial Code and, in addition to any and all of your other rights hereunder, you shall have all of the rights of a secured party pursuant to the provisions of the Uniform Commercial Code. We agree to execute a financing statement and any and all other instruments and documents that may now or hereafter be provided for by the Uniform Commercial Code or other law applicable thereto, reflecting the security interests granted to you hereunder. We do hereby authorize you to file a financing statement without our signature, signed only by you as secured party, to reflect the security interests granted to you hereunder.

Very Truly Yours,

CANDIE'S, INC.

By: /s/ NEIL COLE, CEO
   -----------------------------

2975 Westchester Avenue, Purchase, NY 10577



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